UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

Claros Mortgage Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40993	47-4074900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mack Real Estate Credit Strategies, L.P.
60 Columbus Circle, 20th Floor
New York, New York	10023
(Address of principal executive offices)	(Zip Code)

(212) 484-0050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On June 29, 2022, a special purpose, wholly owned subsidiary (the “Borrower”) of Claros Mortgage Trust, Inc., entered into a credit agreement (the “Credit Agreement”), as borrower, with Bank of America, N.A., as administrative agent, BofA Securities, Inc. as sole book runner and sole lead arranger, and the lenders from time to time party thereto. The Credit Agreement provides for a secured revolving credit facility with aggregate secured borrowing capacity of up to $150.0 million. The Borrower may request additional commitments from lenders under the credit facility to increase the aggregate commitments to up to $500.0 million. The Credit Agreement has an initial maturity of June 29, 2025. All borrowings under the facility will be secured by certain commercial real estate loan assets and have a maximum duration of six months.

The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information included in this Current Report on Form 8-K under this Item 7.01 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date: July 6, 2022	By:	/s/ J. Michael McGillis
J. Michael McGillis
President